Exhibit 10.11

TERM LOAN AGREEMENT

by and among

AAC HOLDINGS, INC.

as Borrower,

Guarantor (as herein defined),

and

RELIANT BANK,

as Lender

Entered into May 2, 2014, but effective as of April 15, 2014

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (the “Agreement”) is entered into May 2, 2014 but effective as of April 15, 2014 (“Effective Date”), by and among

[i] RELIANT BANK, with offices at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027 (“Lender”);

[ii] AAC HOLDINGS, INC., a Nevada corporation (“Borrower”);

[iii] AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (“American”);

[iv] MICHAEL T. CARTWRIGHT, an individual residing in Tennessee (“Cartwright”);

[v] JERROD N. MENZ, an individual residing in Tennessee (“Menz”); and

[vi] KIRK R. MANZ, an individual residing in Tennessee (“Manz;” American, Cartwright, Menz, and Manz are collectively referred to herein as the “Guarantor”).

Lender, Borrower and Guarantor are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, Borrower desires to obtain a term loan from Lender in the principal amount of One Million Seven Hundred Thirty-one Thousand One Hundred Sixty-four and 45/100 Dollars ($1,731,164.45); and

WHEREAS, Lender has agreed to make the Loan (defined herein) to Borrower, subject to the certain terms, conditions and contingencies contained herein, for the purpose of assisting and aiding Borrower.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, in further consideration of certain other agreements and instruments entered into simultaneously herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, Lender and Borrower agree as follows:

ARTICLE 1

DEFINITIONS

1.1. Definitions. As used herein, the following capitalized terms shall have the indicated meanings, unless expressly indicated otherwise:

“Agreement” shall mean this Term Loan Agreement, as amended from time to time.

“Borrower” shall mean Borrower as defined in the preamble of this Agreement, which Borrower shall also be deemed the “Debtor” under the Uniform Commercial Code, and such successors and assigns thereof permitted under this Agreement by Lender.

“Business Day” means a day, other than Saturday, Sunday, or any legal holiday, upon which Lender is open for banking business in Nashville, Tennessee.

“Debtor Relief Laws” shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws or general equitable principles from time to time in effect affecting the rights of creditors generally.

“Event of Default” or “event of default” shall mean any one of those events specified in Section 7.1 herein.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

“Guaranty” means the Continuing Guaranty of even date herewith executed and delivered by Guarantor in consideration of the Loan.

“Guarantor” shall mean the Guarantor defined in the preamble of this Agreement and such successors and assigns thereof permitted under this Agreement by Lender.

“Indebtedness” means all obligations, indebtedness and liabilities of whatsoever kind, nature or description owed to Lender by or on account of Borrower and related to the Loan, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising or created or acquired and howsoever evidenced, and whether joint and several or otherwise, and includes, without limitation, all further and future advances which Lender may at any time make related to any Loan Document including, without limitation, advances, insurance payments, tax payments, payments to governmental entities or agencies, the payment of any liens, claims, or encumbrances, and payment of any filing or recording fees; and includes all reasonable costs, court costs and expenses of whatever kind incurred by Lender in the protection, enforcement, defense or collection of the Indebtedness or the Loan Documents; all reasonable costs, expenses, and court costs and fees incurred or necessary to protect, enforce, liquidate, defend, or collect against the Borrower, Guarantor, or any party liable or obligated for part or all of the Indebtedness; and all costs, court costs, expenses, and attorney’s fees of whatever kind incurred by the Lender related thereto.

“Lender” shall mean Lender as defined in the preamble of this Agreement, which shall also be deemed the “Secured Party” under the Uniform Commercial Code, together with its successors and assigns.

“Loan” shall mean the One Million Seven Hundred Thirty-one Thousand One Hundred Sixty-four and 45/100 Dollars ($1,731,164.45) term loan being extended by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean collectively, this Agreement, the Note, the Guaranty, the Correction and Revision Agreement of even date herewith, executed by Borrower and Guarantor, and any and all other documents made, executed, delivered or given by Borrower, Guarantor or any other Person (or for the benefit of Borrower) in connection with the Loan and delivered to Lender to evidence the Loan or to secure the prompt payment and performance of all obligations in connection therewith.

“Material Adverse Change” or “Material Adverse Effect” means (a) a material adverse change in, or material adverse effect on (after considering the availability of insurance proceeds), the business, prospects, assets, liabilities or financial condition of a Borrower, taken as a whole, or (b) a material impairment of a Borrower’s ability to perform its obligations under the Loan Documents.

“Maturity Date” shall mean the Maturity Date as set forth in the Note.

“Note” shall mean the Term Loan Promissory Note dated of even date herewith, made by Borrower payable to Lender evidencing Borrower’s obligation to repay the Loan, together with all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, from time to time.

“Person” includes any individual, corporation, joint venture, general or limited partnership, limited liability company, trust, organization, association, other entity or tribunal.

“State” shall mean the State of Tennessee.

“Uniform Commercial Code” or “UCC” means, at any time, the Uniform Commercial Code as in effect in the state where a Loan Document has been filed, as from time to time amended, but shall mean as to all Loan Documents in the interpretation of this Agreement, the Uniform Commercial Code as in effect in the State.

1.2. Other Definitional Provisions.

(a)	Accounting Terms. Any accounting term not specifically defined herein shall have the meaning as such term is used in accordance with GAAP consistently applied, and the determination of any accounting term, whether or not specifically defined herein, shall be in accordance with GAAP consistently applied.

(b)	Banking Terms. Any banking term not specifically defined herein shall have the meaning as such term is used in accordance with customary and standard banking practices, and the determination of any banking term, whether or not specifically defined herein, shall be in accordance therewith.

(c)	Other Terms. All terms and phrases used herein, but which are not subject to Sections 1.2(a) and (b) and which are not expressly defined herein or by reference to other sources, shall have the meanings assigned to them in the Uniform Commercial Code or if an applicable definition is not contained therein, then said term shall have the meaning commonly assigned thereto.

(d)	All terms defined in this Agreement shall have the above defined meanings when used in this Agreement, the Note or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined therein.

(e)	Defined terms used herein in the singular shall include the plural and vice versa.

(f)	The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the words “include”, “includes,” and “including” shall be deemed to be followed by “without limitation” regardless of whether such words or words of like import in fact follow same, and, unless the context clearly indicates otherwise, the disjunctive “or” shall include the conjunctive “and.”

ARTICLE 2

LOAN

Upon execution of this and other required Loan Documents and upon satisfaction of the contingencies hereinafter set forth and subject to the terms, conditions, warranties and representations herein, Lender agrees to make the Loan to Borrower. The Loan is a term loan and not a revolving credit facility, and the Loan amounts that are repaid may not be re-borrowed. The Loan shall be repaid to Lender by Borrower pursuant to the Note.

Borrower agrees to pay the reasonable costs and expenses of Lender related to or arising from this Agreement, the Loan Documents and the Closing (hereinafter defined) of the Loan.

The Lender’s records with respect to the Loan, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loan pursuant to the Note, the amounts paid and payable by the Borrower hereunder and under the Note, and fees, expenses, and any other amounts due and payable in connection with this Agreement shall be presumptively correct absent manifest error or convincing evidence otherwise presented by Borrower to Lender. Within ten (10) days of receipt of a written request from Borrower, the Lender shall advise the Borrower, in writing, of the principal and interest outstanding under the Loan as of the date of such request and the dates on which such future payments are due. In the event Borrower does not pay the full amount due under the Note based upon such written response by Lender, such event shall not be considered a Borrower event of default under this Agreement or the Loan

Documents so long as Borrower causes the full amount due to be paid within ten (10) days of receipt of written notice from Lender regarding the same. Borrower agrees to pay (i) a loan origination fee equal to Seventeen Thousand Three Hundred Eleven and 65/100 Dollars ($17,311.65), and (ii) an administrative fee of Five Hundred Fifty and 00/100 Dollars ($550.00), with such fees to be paid at Closing (collectively, the “Loan Fee”), which shall be included in the Indebtedness and payable pursuant to the Note.

This Agreement shall automatically terminate upon the Borrower’s payment of the Indebtedness due under the Note, or as otherwise agreed by the Parties.

ARTICLE 3

REPRESENTATIONS, WARRANTIES

AND COVENANTS

To induce Lender to enter into this Agreement and extend the Loan evidenced by the Note, Borrower and/or Guarantor hereby makes the representations and warranties to Lender set forth in this Article which shall survive the date and execution hereof and without which Lender would not enter into this Agreement and other Loan Documents and extend the credit evidenced by the Note. The representations and warranties shall be made as of the Effective Date and shall continue to be true, accurate and complete until such time as all of the Indebtedness is paid in full or until the end of the term of this Agreement, whichever is earliest. As used herein, the phrase “to the best of Borrower’s knowledge” shall mean the actual knowledge of Cartwright, Menz and Manz without the requirement to verify, inquire about or investigate the same.

3.1. Power and Authority; Enforceability. Borrower has the power to enter into this Agreement, the Note, the Loan Documents and the power and authority to execute and deliver to Lender additional agreements and other instruments and documents relating to the Indebtedness. This Agreement and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by Borrower, and constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except as enforceability may be limited by applicable laws, Debtor Relief Laws and general principles of equity.

3.2. No Breach. To the best of Borrower’s knowledge, the execution by Borrower of this Agreement, the Loan Documents and the other instruments, agreements, documents and note in connection herewith, does not and shall not constitute a breach, violation of, or default under any other material agreement to which Borrower is a party. The performance by Borrower of the obligations under this Agreement, the Loan Documents or any of the agreements and instruments executed by or on behalf of Borrower and delivered to Lender in connection with the Loan shall not constitute an event of default or breach under any other material agreement, instrument, security filing, security agreement, or other document to which Borrower is bound.

3.3. Taxes. Borrower has timely filed all federal, state and local tax returns and reports required to be filed by the Borrower and has timely paid all federal, state and local taxes owed by Borrower or for which Borrower is obligated or liable.

3.4. Payment and Performance. Borrower shall pay Lender all payments when due and shall fully discharge, satisfy, and perform all of its obligations to Lender.

3.5. Compliance with All Laws. To the best of Borrower’s knowledge, Borrower has complied, is in compliance and shall continue to be in compliance with all local, state and federal laws, rules and regulations where failure to comply would have a Material Adverse Effect on Borrower.

3.6. No Litigation. There is no litigation, proceeding or investigation pending or, to the best of Borrower’s knowledge, threatened against Borrower, Guarantor or the material assets or property of Borrower or Guarantor in any court, bureau, agency or commission which would have a Material Adverse Effect on Borrower. To the best of Borrower’s knowledge, Borrower is not in default with respect to any judgment, order, writ, injunction, restraining order, decree, rule, regulation of any applicable court, bureau, administrative agency or commission which would have a Material Adverse Effect on Borrower. Borrower agrees to give Lender written notice, within twenty (20) days of filing, of the filing of any litigation, proceeding or investigation in any court, bureau, agency or commission that could have a Material Adverse Effect on Borrower, a Guarantor, or the assets or property of Borrower.

3.7. Annual Summary of Litigation Matters to be Submitted to Lender. Borrower agrees to provide on an annual basis within ninety (90) days after the close of each calendar year a detailed summary of all litigation matters, claims and assessments pending or served against Borrower, and said summary shall include, but not be limited to, the identity of the parties, name of the court or agency, docket or file number, the description of the claim including the maximum monetary amount thereof and/or the possible extent of injunctive or equitable relief sought thereunder and an estimate by counsel for Borrower of the liability of Borrower, if any.

3.8. Material Adverse Changes. Borrower shall inform Lender in writing promptly of any modifications, deviations, transitions, reversals, alterations, and the like, in contracts, business ventures, or business relationships which could reasonably be expected to have a Material Adverse Effect on the business or net worth of Borrower.

3.9. Financial Reporting Requirements. Borrower and Guarantor, as applicable, agree to deliver to Lender the following:

(a)	Complete copies of Borrower’s federal tax returns within thirty (30) days of filing; provided, in the event an extension is filed, Borrower shall deliver a copy of the extension within thirty (30) days of filing;

(b)	In a form acceptable to Lender, the personal financial statements of each Guarantor no later than April 15th of each calendar year during the term of the Loan;

(c)	Audited financial statements of Borrower and American (including balance sheet and income statements) prepared in reasonable detail and in conformity with GAAP and applied on a basis consistent with preceding years no later than April 15th of each calendar year during the term of the Loan; and

(d)	Such other and additional financial information of Borrower or Guarantor in a form acceptable to Lender as Lender reasonably may request.

All financial statements of Borrower submitted to Lender in connection with the Loan shall fairly present, in all material respects, the financial condition and capitalization of Borrower as of the date of such financial statements. All such financial statements of Borrower shall be prepared in accordance with GAAP consistently applied (except any internally prepared monthly financial statements delivered to Lender, as reasonably requested, are not required to contain the note disclosures required by GAAP). Every submission by Borrower to Lender of financial statements shall constitute Borrower’s representation and warranty to Lender that no Material Adverse Changes have occurred or have been threatened or are pending since the date of Borrower’s most recent previous submission of financial statements to Lender that otherwise have not been previously disclosed to Lender in writing. Borrower shall at no time have any liabilities, direct or contingent, except those disclosed in such financial statements.

3.10. Reimbursement of Lender’s Additional Expenses. Borrower shall, on demand, reimburse Lender for any and all reasonable expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of [i] Borrower’s application for, the making of, or any modifications, renewals or extensions of, the Loan, or [ii] Borrower’s failure to comply with Lender’s reasonable requests for information required by the Loan Documents.

3.11. No Untrue Statements; No Omissions. No representation, warranty and covenant by Borrower herein, and no statement, document, certificate or other instrument or exhibit furnished or to be furnished hereunder or in connection with the Loan contains or will contain, at any time during the term of this Agreement, any untrue statement of a material fact or omits any material fact relating to Borrower’s representations and warranties herein. All material information furnished by Borrower to Lender in connection with the Loan Documents is and will be true and correct in all material respects or prepared in good faith based upon assumptions Borrower believes to be reasonable on the date as of which such information is furnished.

3.12. Greenhouse Loan. Borrower, Guarantor and Greenhouse Real Estate, LLC agree to apply any cash proceeds realized following a refinancing of any loan to Greenhouse Real Estate, LLC, to the principal reduction of the Note hereunder or to pay off the Note in full.

3.13. Compliance Certificate. Borrower and/or Guarantor agrees to provide Lender with evidence that Borrower and/or Guarantor is in compliance with all covenants provided in any loan documents executed by Borrower and/or Guarantor in connection with any loan from Wells Fargo Bank no later than the end of each quarter (“Wells Fargo Bank Covenants”). Borrower and/or Guarantor acknowledges and agrees that if Borrower and/or Guarantor is not in compliance with any Wells Fargo Bank Covenants and fails to either cure or have such noncompliance waived within sixty (60) days of the end of such quarter, Borrower and/or Guarantor shall be in default hereunder.

3.14. Change of Entity Name. Borrower shall not carry on business, trade as, be known as, use as, incorporate or reorganize under any other name or change its legal entity or current entity name without prior written notice to Lender and the prior written consent of Lender.

ARTICLE 4

CONDITIONS

The obligation of Lender to perform hereunder and under the Loan Documents shall be subject to Borrower’s fulfillment of the following conditions to the reasonable satisfaction of Lender:

4.1. Representations and Warranties True, Correct, and Complete. Borrower’s representations and warranties contained in Article 3 of this Agreement and in each and every other Loan Document shall be true, correct and complete as of the date of execution hereof, the date of Closing, or the date of any disbursement of monies pursuant to this Agreement and the Loan Documents, and shall survive the same and shall be true, correct and complete thereafter, so long as any Indebtedness exists hereunder or in connection herewith.

4.2. Execution of Documents; Performance of Obligations. Borrower shall, at all times during the term of this Agreement, duly, properly and with valid authority execute and deliver such Loan Documents, agreements, instruments, assignments, deeds and notes as are reasonably required by Lender (including, without limitation, those set forth in Article V) in form and substance satisfactory to Lender. Borrower shall at all times during the term of this Agreement perform its obligations, maintain its covenants, and fulfill the conditions imposed herein.

ARTICLE 5

CLOSING AND FEES TO LENDER

5.1. Closing. The closing of the Loan (the “Closing”) shall take place at a date and time mutually agreed upon by the Parties.

5.2. Closing Documents. Borrower shall deliver, or cause to be delivered, the following documents at Closing executed on behalf of Borrower and/or Guarantor, as applicable:

(a)	This Agreement;

(b)	The Note;

(c)	The Guaranty;

(d)	A Borrower’s Loan Closing Certificate of even date herewith;

(e)	A statement itemizing the Closing fees to be paid to Lender by Borrower in accordance herewith (“Loan Settlement Statement”);

(f)	A Correction and Revision Agreement of even date herewith, executed by Borrower, Guarantor and Lender; and

(g)	Such other documents, certificates or instruments as Lender shall reasonably require as a condition to the extension of the Loan and that are customary for the nature of the transaction contemplated herein.

5.3. Fees to Lender. In addition to all other amounts due pursuant to this Agreement, Borrower agrees to pay to Lender the following pursuant to the terms of the Note:

(a)	The Loan Fee;

(b)	Those costs and expenses set forth in the Loan Settlement Statement; and

(c)	For the benefit of Borrower, on demand, all reasonable costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, and consummation of this Agreement or any of the other Loan Documents, including without limitation: [i] reasonable attorneys’ fees, costs, and disbursements; [ii] administrative costs and expenses related to Closing the Loan, including costs and expenses of lien searches and copies for due diligence materials from governmental authorities or other vendors; and [iii] costs and expenses of forwarding loan proceeds.

All fees payable hereunder shall be paid on the dates due to the Lender as provided in the Loan Documents, in immediately available funds without deduction, set-off, or counterclaim. None of the foregoing fees (in subsections (a)-(c) above) are refundable under any circumstances, except as otherwise permitted at law or in equity.

ARTICLE 6

INDEMNIFICATION

6.1. Indemnification of Lender as to the Loan. Borrower hereby agrees to indemnify and hold harmless Lender, its successors and assigns and does hereby indemnify and hold harmless Lender, its successors and assigns, from and against any losses, damages, expenses or liabilities, obligations, penalties, actions, judgments, suits, costs, including attorney fees and disbursements of any kind or nature whatsoever which may be imposed in, incurred by or served against Lender in any way relating to or arising out of this Agreement, the Note, the Loan Documents or any other agreement or instrument in connection herewith, or any action taken or omitted to be taken by Lender under this Agreement, the Loan Documents or any other agreement or instrument or other note in connection herewith (except for losses, damages, expenses or liabilities, obligations, penalties, actions, judgments, suits, costs caused by or arising from the gross negligence or intentional misconduct of Lender), and Borrower agrees to pay Lender the maximum rate of interest permitted by law for any monies accruing or coming due hereunder. At the cost and expense of Borrower, which shall be reasonable, and with legal counsel chosen by Lender, Borrower shall defend any and all claims relating to such indemnified matters and shall pay any judgments or decrees entered relating thereto.

6.2. Survival. Borrower’s indemnification and holding harmless of Lender in this Article shall survive any foreclosure, sale, taking, possession, realization, seizure or acceptance of a bill of sale and/or deed in lieu of foreclosure by Lender, and the indemnity and hold harmless in this Article shall survive the payment in full of the Indebtedness to Lender and the release of any Borrower.

ARTICLE 7

EVENTS OF DEFAULT

7.1. Default. Upon the occurrence and during the continuance of any of the following events of default, Lender may, at its option, declare by written notice to Borrower that the principal of and interest on any note or notes of Borrower and all Indebtedness remaining unpaid, to be immediately due and payable, all without demand, presentment, or other notice of any kind, all of which are hereby expressly waived:

(1) Failure to pay the Indebtedness, or any part thereof, or the payment of any other sum which may be due and owing under any Loan Document when and as the same shall become due and payable; or

(2) If any warranty, covenant, representation, agreement or statement made, furnished or contained in this Agreement or in any other Loan Document be false, untrue or misleading in any material respect either at the time made or furnished or becomes false, untrue or misleading at any time thereafter during the term of this Agreement; or

(3) The occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in any Loan Document or any other instrument or agreement between Borrower and Lender with respect to any other indebtedness of Borrower owed to Lender and such default is not cured within any applicable cure period; or the occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in any other agreement with any other creditor, person, or entity, whether or not related to the Indebtedness, to which Borrower is a party or that may materially affect any of Borrower’s assets or that may affect Borrower’s ability to pay the Indebtedness or perform under the Loan Documents; or

(4) The filing by or against Borrower of a voluntary or involuntary petition in bankruptcy; or any such Borrower’s adjudication as a bankrupt or insolvent; or the filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency, receivership or other relief for debtors; or the making by Borrower, of any general assignment for the benefit of creditors; or the admission in writing by Borrower, of its inability to pay the Indebtedness as it becomes due; or the commission by Borrower, of an act of bankruptcy, unless the obligation of performance under this Agreement and/or the Loan Documents is assigned to another party acceptable to Lender; or

(5) The occurrence of an event of default or the occurrence of an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under this Agreement or any other Loan Document; or

(6) Should a Material Adverse Change occur in the financial condition of Borrower; or

(7) The occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in any instrument or agreement between Borrower and/or Guarantor and Wells Fargo Bank and such default is not cured within any applicable cure period and/or waived by Lender; or

(8) Should any of the foregoing Events of Default occur with respect to any endorser or any guarantor of any of the Indebtedness.

7.2. Lender’s Right to Pursue Remedies. Upon the failure of Borrower to cure any default hereunder or upon the failure of Borrower to pay all Indebtedness to Lender pursuant to the Note, then Lender may pursue any and all legal and equitable remedies available to it (including, without limitation, those available to it under this Agreement, the Note, and any other Loan Document) and said remedies shall be cumulative and shall include, but not be limited to, the sale or other disposition of any part of or all of the property, assets and interests which are held or owned by Lender and the offset of any bank accounts and monies of Borrower on deposit with Lender and suit for a deficiency, if any, plus all reasonable attorney fees for all of same.

ARTICLE 8

GENERAL PROVISIONS

8.1. Notice. All notices, requests and communications shall be in writing, the sending or giving of such notices, requests or communications shall be in writing and the sending or giving of such notices, requests or communications shall be sufficient in all respects if sent by [i] certified mail, postage fully prepaid with return receipt requested, [ii] personal delivery, [iii] national overnight courier (e.g., FedEx or UPS) providing written evidence of receipt by addressee; or [iv] facsimile transmission. Any notice pursuant to this Section shall be mailed or delivered to the address set forth below. Any such notice or other communication shall be deemed to have been given (whether or not actually received) three (3) business days following the day it is mailed, or on the same date it is personally delivered as aforesaid or, if transmitted by facsimile transmission, on the day that such notice is transmitted as aforesaid or, if sent by recognized overnight carrier, on the next business day after delivery to such overnight carrier; provided, however, that any notice via facsimile transmission received after 5:00 p.m. (local time) shall be deemed for the purposes of this Section to have been given on the next business day. Unless otherwise provided to the contrary, all notices shall be effective when sent or given to the following addressee:

If to Lender:	Reliant Bank 1736 Carothers Parkway, Suite 100 Brentwood, Tennessee 37027 Attention: Stephen Fawehinmi Telephone: (615) 221-2091 Email: sfawehinmi@reliantbank.com

With a copy to:	Bone McAllester Norton PLLC 1600 Nashville City Center 511 Union Street Nashville, Tennessee 37219 Attention: Andrea P. Perry Telephone: (615) 238-6303 Email: aperry@bonelaw.com

If to Borrower:	AAC Holdings, Inc. 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Attention: Michael T. Cartwright Attention: Kirk R. Manz Telephone: (615) 642-6429 Email: fitrx@live.com

With a copy to:	AAC Holdings, Inc. 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Attention: Kathryn Sevier Phillips Telephone: (615) 732-1366 Email: ksphillips@contactaac.com

If to Guarantor:	Michael T. Cartwright 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Telephone: (615) 642-6429 Email: fitrx@live.com

Jerrod N. Menz 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Telephone: (949) 257-6082 Email: jmenz@contactaac.com

Kirk R. Manz 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Telephone: (615) 491-4274 Email: kirk.manz@gmail.com

American Addiction Centers, Inc. 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Attention: Michael T. Cartwright Attention: Kirk R. Manz Telephone: (615) 642-6429 Email: fitrx@live.com

With a copy to:	American Addiction Centers, Inc. 115 East Park Drive, Second Floor Brentwood, Tennessee 37027 Attention: Kathryn Sevier Phillips Telephone: (615) 732-1366 Email: ksphillips@contactaac.com

Any Party hereto may change their address for the purpose of notice hereunder by giving notice pursuant to the provisions of this Section.

8.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

8.3. Waiver. No course of dealing on the part of Lender, its officers or employees, and no failure or delay by Lender with respect to the exercise of any right, power or privilege by Lender under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege operate as such a waiver. No waiver of default shall be effective unless in writing, signed by a duly authorized officer of Lender. No waiver of any default shall preclude any later exercise thereof or any exercise of any right, power or privilege hereunder. No waiver of any default or forbearance on the part of Lender in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or right or of the same default or right, in future occasions.

8.4. Amendment and Waiver. This Agreement cannot be changed or terminated orally. No waiver of compliance of any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the Party hereto sought to be charged with such waiver or consent.

8.5. Effect of this Agreement. This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements and arrangements or understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either Party which is not embodied in this Agreement, and no Party shall be bound by or be liable for any alleged representation, promise, inducement or statement of intent not embodied herein.

8.6. Headings. The article or paragraph headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions or agreement of the parties.

8.7. Time. Time is of the essence of this Agreement.

8.8. Counterparts; Delivery by Facsimile Transmission. This Agreement may be executed by each Party upon a separate copy or separate signature pages, and any combination of separate copies executed by all parties or including signature pages so executed will constitute a single counterpart of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. It will not be necessary, in proving this Agreement in any proceeding, to produce or account for more than one counterpart of this Agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission (fax) or email shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Agreement by facsimile transmission or email also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

8.9. Construction. The Parties acknowledge and agree that this Agreement shall be construed and enforced in accordance with the laws of the State and of the United States of America, and the legal relations and obligations of the Parties shall be governed by said laws.

8.10. Exclusive Forum. The Parties agree that the courts of general jurisdiction of Davidson County, Tennessee, or the United States District Court for the Middle District of Tennessee shall have exclusive original jurisdiction for the resolution of any and all disputes arising under or relating to this Agreement, the Loan Documents or instruments and documents in connection therewith.

8.11. Alterations. Any handwritten interlineation and/or handwritten additions, changes or modifications and/or typewritten interlineations to this Agreement constitute additions, changes and modifications as they appear if the assent of all Parties hereto is evidenced by the initials of all Parties being affixed thereto in the margin or near thereto. Insofar as there is any inconsistency or conflict between provisions, then the following provisions shall govern and control in the following order of precedence: handwritten additions, changes and modifications; handwritten interlineation; typewritten interlineation; typewritten additions, changes or modifications; regular typewritten text.

[Signature page follows.]

[Signature Page to Term Loan Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly and properly executed and delivered at Nashville, Davidson County, Tennessee, as of the Effective Date.

LENDER: RELIANT BANK

By:	/s/ Stephen Fawehinmi
Stephen Fawehinmi, Vice President

BORROWER: AAC HOLDINGS, INC., a Nevada corporation

By:	/s/ Kathryn Sevier Phillips
Name:	Kathryn Sevier Phillips
Title:	General Counsel and Secretary

GUARANTOR:

/s/ Michael T. Cartwright
Michael T. Cartwright, an individual

/s/ Jerrod N. Menz
Jerrod N. Menz, an individual

/s/ Kirk R. Manz
Kirk R. Manz, an individual

AMERICAN ADDICTION CENTERS, INC., a Nevada corporation

By:	/s/ Kathryn Sevier Phillips
Name:	Kathryn Sevier Phillips
Title:	General Counsel and Secretary

[Notary jurats follow.]

[Notary jurats page]

STATE OF TENNESSEE                 )

COUNTY OF RUTHERFORD         )

Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Kathryn Sevier Phillips, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath acknowledged herself to be the General Counsel and Secretary of AAC Holdings, Inc., a Nevada corporation, the within named bargainor, and that she as General Counsel and Secretary, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by herself as General Counsel and Secretary.

Witness my hand and notary seal this 2nd day of May, 2014.

/s/ Jessica R. Carrell
Notary Public

My commission expires: August 22, 2016	[Affix Notary Seal]

***

STATE OF TENNESSEE                 )

COUNTY OF RUTHERFORD         )

Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Michael T. Cartwright, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), the within named bargainor, and who executed the foregoing instrument for the purpose therein contained.

Witness my hand and notary seal this 2nd day of May, 2014.

/s/ Jessica R. Carrell
Notary Public

My commission expires: August 22, 2016	[Affix Notary Seal]

STATE OF TENNESSEE                 )

COUNTY OF RUTHERFORD         )

Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Jerrod N. Menz, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), the within named bargainor, and who executed the foregoing instrument for the purpose therein contained.

Witness my hand and notary seal this 2nd day of May, 2014.

/s/ Jessica R. Carrell
Notary Public

My commission expires: August 22, 2016	[Affix Notary Seal]

***

STATE OF TENNESSEE                 )

COUNTY OF RUTHERFORD         )

Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Kirk R. Manz, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), the within named bargainor, and who executed the foregoing instrument for the purpose therein contained.

Witness my hand and notary seal this 2nd day of May, 2014.

/s/ Jessica R. Carrell
Notary Public

My commission expires: August 22, 2016	[Affix Notary Seal]

STATE OF TENNESSEE                 )

COUNTY OF RUTHERFORD         )

Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Kathryn Sevier Phillips, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath acknowledged herself to be the General Counsel and Secretary of American Addiction Centers, Inc., a Nevada corporation, the within named bargainor, and that she as General Counsel and Secretary, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by herself as General Counsel and Secretary.

Witness my hand and notary seal this 2nd day of May, 2014.

/s/ Jessica R. Carrell
Notary Public

My commission expires: August 22, 2016	[Affix Notary Seal]